Exhibit 99.1

CONVERGEONE ANNOUNCES STRATEGIC ACQUISITION OF ARROW ELECTRONICS’ SYSTEMS INTEGRATION BUSINESS

Clearlake Capital-Backed ConvergeOne Expands Collaboration Footprint and Portfolio of Services Capabilities with Acquisition

EAGAN, Minn., February 15, 2018 — ConvergeOne, a leading global IT services provider of collaboration and technology solutions, today announced that it has signed an agreement to acquire Arrow Electronics’ Systems Integration business, specializing in unified communications, contact center, and voice and data technologies. Completion of the transaction is expected to occur within 30 days. This acquisition further solidifies ConvergeOne’s position as a leading provider of collaboration and IT-enabled solutions in the market today.

“This acquisition will be an ideal addition to ConvergeOne, supporting our continued strategy to grow customer relationships by providing comprehensive solutions, services, and support,” said John A. McKenna Jr., chairman and CEO, ConvergeOne. “Arrow’s Systems Integration business shares our customer-focused approach, and brings a strong portfolio of cloud services as well as business expertise in the federal, state and local government, and healthcare industry verticals. This acquisition will enable us to increase our national presence and expand the collaboration and cloud solutions and services we offer customers today.”

ConvergeOne serves as a trusted advisor to more than 7,200 customers, including 57 percent of the Fortune 100 and 43 percent of the Fortune 500 customers across the healthcare, finance, manufacturing, education, and energy industries. Through existing relationships with more than 300 next-generation technology partners, ConvergeOne provides leading, multivendor solutions and services that solve customers’ business challenges regardless of their existing infrastructure. Growth through acquisition is an integral part of ConvergeOne’s long-term business strategy to develop a comprehensive portfolio that provides one of the broadest and deepest solution offerings in the industry. Since 2005, ConvergeOne has successfully acquired 16 companies.

“This is an exciting time,” said Mike Bevilacqua, President of Arrow’s Systems Integration business. “As part of ConvergeOne, we will leverage our combined services capabilities and expertise to meet and exceed our customers’ and strategic partners’ needs.”

About Arrow Electronics

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 150,000 original equipment manufacturers, value-added resellers, contract manufacturers, and commercial customers through a global network. The company maintains over 300 sales facilities and 45 distribution and value-added centers, serving over 80 countries.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT service provider of collaboration and technology solutions for large and medium enterprise with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 7,200 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and maintenance services. ConvergeOne holds more than 2,100 technical certifications across hundreds of engineers throughout North America including three Customer Success Centers.

ConvergeOne has entered into a definitive agreement with Forum Merger Corporation (Nasdaq: FMCI), a special purpose acquisition company. More information is available at www.convergeone.com.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne, its financial condition and its results of operations that reflect ConvergeOne’s current views and information currently available. This information is, where applicable, based on estimates, assumptions and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne and its officers, employees, agents or associates. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (the “Merger Agreement”) with Forum Merger Corporation (“Forum”) and the proposed business combination contemplated thereby (the “Business Combination”); (2) the inability to complete the transaction contemplated by the Merger Agreement; (3) the risk that the proposed transaction with Arrow’s Systems Integration business disrupts current plans and operations of ConvergeOne as a result of the announcement and consummation of the transaction described herein; (4) the ability to recognize the anticipated benefits of the proposed Business Combination or the acquisition of Arrow’s Systems Integration business, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) ConvergeOne’s ability to identify and integrate acquisitions, including the of Arrow’s Systems Integration business; and (6) other risks and uncertainties indicated from time to time in the definite proxy statement/final prospectus relating to the Business Combination filed by Forum with the Securities and Exchange Commission (“SEC”) on February 5, 2018, including those under “Risk Factors” therein, and other documents filed with the SEC by Forum.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information, cost savings, synergies and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information herein speaks only as of the date hereof. ConvergeOne undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding ConvergeOne’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Additional Information and Where to Find It

In connection with the Business Combination, Forum has filed a Registration Statement on Form S-4, which was declared by the SEC on February 2, 2018, and a definitive proxy statement/final prospectus of Forum with the SEC on February 5, 2018. Forum has filed and mailed a definitive proxy statement/prospectus and other relevant documents to stockholders of record as of February 1, 2018.

Investors and security holders of Forum are advised to read the definitive proxy statement/final prospectus in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination because the definitive proxy statement/final prospectus contains important information about the proposed transaction and the parties to the Business Combination.

Stockholders may obtain copies of the Registration Statement and the definitive proxy statement/final prospectus without charge at the SEC’s website at www.sec.gov or by directing a request to: Forum Merger Corporation, c/o Forum Investors I, LLC, 135 East 57th Street, 8th Floor, New York, New York.

No Offer or Solicitation

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction with respect to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Forum and ConvergeOne and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Forum’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Forum’s directors and officers in Forum’s filings with the SEC, including Forum’s Registration Statement on Form S-4 and the definitive proxy statement/final prospectus of Forum for the Business Combination.

Media Contact:

Scott Clark, Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com